Exhibit 10.4

EXECUTION VERSION

SECOND AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT

Dated as of October 5, 2016

between

ARCH COAL, INC.,

as the Transferor

and

ARCH RECEIVABLE COMPANY, LLC

CONTENTS

Clause	Subject Matter	Page

ARTICLE I
AGREEMENT TO PURCHASE AND SELL
2

SECTION 1.1	Agreement To Purchase and Sell	2
SECTION 1.2	Timing of Purchases	3
SECTION 1.3	Consideration for Purchases	3
SECTION 1.4	Sale and Contribution Termination Date	3
SECTION 1.5	Intention of the Parties	3

ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE
4

SECTION 2.1	Purchase Report	4
SECTION 2.2	Calculation of Purchase Price	5

ARTICLE III
PAYMENT OF PURCHASE PRICE
5

SECTION 3.1	Contribution of Receivables and Initial Purchase Price Payment	5
SECTION 3.2	Purchase Price Payments; Letters of Credit	6
SECTION 3.3	Settlement as to Specific Receivables and Dilution	7
SECTION 3.4	Reconveyance of Receivables	8

ARTICLE IV
CONDITIONS OF PURCHASES
8

SECTION 4.1	Conditions Precedent to Initial Purchase	8
SECTION 4.2	Certification as to Representations and Warranties	10

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR
10

SECTION 5.1	Existence and Power	10
SECTION 5.2	Company and Governmental Authorization, Contravention	10
SECTION 5.3	Binding Effect of Agreement	11
SECTION 5.4	Accuracy of Information	11
SECTION 5.5	Actions, Suits	11
SECTION 5.6	Taxes	11
SECTION 5.7	Compliance with Applicable Laws	11

Second A&R Sale and
Contribution Agreement
(Arch Coal)

i

CONTENTS

Clause	Subject Matter	Page

ARTICLE VIII
SALE AND CONTRIBUTION TERMINATION EVENTS
23

SECTION 8.1	Sale and Contribution Termination Events	23
SECTION 8.2	Remedies	23

ARTICLE IX
INDEMNIFICATION
24

SECTION 9.1	Indemnities by the Transferor	24
ARTICLE X
MISCELLANEOUS
26

SECTION 10.1	Amendments, etc.	26
SECTION 10.2	Notices, etc.	26
SECTION 10.3	No Waiver; Cumulative Remedies	27
SECTION 10.4	Binding Effect; Assignability	27
SECTION 10.5	Governing Law	27
SECTION 10.6	Costs, Expenses and Taxes	28
SECTION 10.7	SUBMISSION TO JURISDICTION	28
SECTION 10.8	WAIVER OF JURY TRIAL	28
SECTION 10.9	Captions and Cross References; Incorporation by Reference	29
SECTION 10.10	Execution in Counterparts	29
SECTION 10.11	Acknowledgment and Agreement	29
SECTION 10.12	No Proceeding	29
SECTION 10.13	Limited Recourse	29
SECTION 10.14	Severability	30
SECTION 10.15	Amendment and Restatement	30

SCHEDULES

Schedule I	Location of The Transferor
Schedule II	Location of Books and Records of the Transferor

EXHIBITS

Exhibit A	Form of Purchase Report
Exhibit B	Form of Company Note

THIS SECOND AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 5, 2016 is entered into between ARCH COAL, INC. (individually, “ACI”), as the transferor (the “Transferor”), and ARCH RECEIVABLE COMPANY, LLC, a Delaware limited liability company (the “Company”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Exhibit I to the Third Amended and Restated Receivables Purchase Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Company, as Seller, Arch Coal Sales Company, Inc. (individually, “Arch Sales”), as initial Servicer (in such capacity, the “Servicer”), the various Purchasers and LC Participants from time to time party thereto, and PNC Bank, National Association, as Administrator and as LC Bank.  All references herein to months are to calendar months unless otherwise expressly indicated.

BACKGROUND:

1.              The Company is a special purpose limited liability company, all of the issued and outstanding membership interests of which are owned by ACI;

2.              The Transferor generates Receivables in the ordinary course of its business, and purchases Receivables and the Related Security pursuant to that certain Amended and Restated Purchase and Sale Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”) by and among the Originators and the Transferor;

3.              The Transferor, in order to finance its business, wishes to sell or contribute Receivables to the Company, and the Company is willing to purchase or acquire Receivables from the Transferor, on the terms and subject to the conditions set forth herein;

4.              The Transferor and the Company intend this transaction to be a true sale or contribution of Receivables by the Transferor to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Transferor and the Company do not intend the transactions hereunder to be characterized as a loan from the Company to the Transferor; and

5.              The Transferor acknowledges that the Company may from time to time transfer, assign and grant a security interest in undivided beneficial interests in the Receivables, Related Security and other rights to the Administrator for the benefit of the Secured Parties under the Receivables Purchase Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I
AGREEMENT TO PURCHASE AND SELL

SECTION 1.1  Agreement To Purchase and Sell.  On the terms and subject to the conditions set forth in this Agreement, the Transferor agrees to sell to the Company, and the Company agrees to purchase from the Transferor, from time to time on or after the Closing Date, but before the Sale and Contribution Termination Date (as defined in Section 1.4), all of the Transferor’s right, title and interest in and to:

(a)                                 each Receivable of the Transferor (including, without limitation, each such Receivable sold or purported sold to the Transferor pursuant to the Purchase and Sale Agreement) that existed and was owing to the Transferor at the closing of the Transferor’s business on January 1, 2006 (the “Cut-off Date”) other than Receivables contributed pursuant to Section 3.1 (the “Contributed Receivables”);

(b)                                 each Receivable sold or purported to be sold by an Originator to the Transferor pursuant to the Purchase and Sale Agreement and each Receivable generated or otherwise acquired by the Transferor from and including the Cut-off Date to but excluding the Sale and Contribution Termination Date;

(c)                                  all rights to, but not the obligations of, the Transferor under all Related Security with respect to any of the foregoing Receivables;

(d)                                 all monies due or to become due to the Transferor with respect to any of the foregoing;

(e)                                  all books and records of the Transferor to the extent related to any of the foregoing;

(f)                                   all Collections and other proceeds and products of any of the foregoing (as defined in the UCC) that are or were received by the Transferor on or after the Cut-off Date, including, without limitation, all funds which either are received by the Transferor, the Company or the Servicer from or on behalf of the Obligors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or are applied to such amounts owed by the Obligors (including, without limitation, any insurance payments that the Transferor, the Company or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Obligors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables);

(g)                                  all rights, remedies, powers, privileges, title and interest (but not obligations) under the Purchase and Sale Agreement with respect to the Receivables sold and contributed hereunder; and

(h)                                 all rights, remedies, powers, privileges, title and interest (but not obligations) in and to the Lock-Box Accounts into which any Collections or other proceeds with respect to such Receivables may be deposited.

All purchases and contributions hereunder are absolute and irrevocable and shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Transferor set forth in this Agreement and each other Transaction Document.  No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed.  The Company’s foregoing agreement to purchase Receivables and the property, proceeds and rights described in clauses (c) through (h) (collectively, the “Related Rights”) is herein called the “Purchase Facility.”  The Transferor hereby authorizes and consents to the filing of each of the financing statements that have been filed prior to the date hereof by or on behalf of the Company or the Administrator in connection with the Original SCA notwithstanding that the collateral described therein may be broader in scope than the collateral described in this Agreement.

SECTION 1.2  Timing of Purchases.

(a)                                 Closing Date Purchases.  The Transferor’s entire right, title and interest in (i) each Receivable that existed and was owing to the Transferor on the Closing Date (other than Contributed Receivables) and (ii) all Related Rights with respect thereto automatically shall be deemed to have been sold by the Transferor to the Company on the Closing Date.

(b)                                 Subsequent Purchases.  After the Closing Date, until the Sale and Contribution Termination Date, each Receivable and the Related Rights sold or purported to be sold by an Originator to the Transferor pursuant to the Purchase and Sale Agreement and each Receivable and the Related Rights generated or otherwise acquired by the Transferor shall be deemed to have been sold by the Transferor to the Company immediately (and without further action) upon the sale or purported sale or the creation of such Receivable, as applicable.

SECTION 1.3  Consideration for Purchases.  On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Transferor in accordance with Article III and to reflect all contributions in accordance with Section 3.1.

SECTION 1.4  Sale and Contribution Termination Date.  The “Sale and Contribution Termination Date” shall be the earliest to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2 and (b) the Payment Date (as defined in Section 2.2) immediately following the day on which the Transferor shall have given written notice to the Company and the Administrator at or prior to 10:00 a.m. (New York City time) that the Transferor desires to terminate this Agreement.

SECTION 1.5  Intention of the Parties.  It is the express intent of the Transferor and the Company that each conveyance by the Transferor to the Company pursuant to this Agreement of the Receivables, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by the Transferor to the Company (rather than the grant of a security interest to secure a debt or other obligation of the Transferor) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Company be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through the Transferor.  However, if, contrary to the mutual intent of the parties, any conveyance of Receivables and Related Rights, including without limitation any Receivables constituting general intangibles, is not construed to be both a valid and perfected sale and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through the Transferor, then, it is the intent of the Transferor and the Company that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) the Transferor shall be deemed to have granted to the Company as of the Closing Date, and the Transferor hereby grants to the Company, a security interest in, to and under all of the Transferor’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created, generated or otherwise acquired by the Transferor (including, without limitation, each such Receivable sold or purported to be sold by an Originator to the Transferor pursuant to the Purchase and Sale Agreement), (B) all monies due or to become due and all amounts received with respect thereto, (C)  all books and records of the Transferor to the extent related to any of the foregoing, (D) all rights, remedies, powers, privileges, title and interest (but not obligations) of the Transferor in and to the Lock-Box Accounts into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC) and (E) all proceeds and products of any of the foregoing to secure all of the Transferor’s obligations hereunder.

ARTICLE II
PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1  Purchase Report.  On the 21st day of each calendar month after the Closing Date (or if such day is not a Business Day, the next occurring Business Day) (each such date, a “Monthly Purchase Report Date”), the Servicer shall deliver to the Company and the Transferor a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a)                                 [Reserved];

(b)                                 Receivables purchased (or, in the case of Contributed Receivables, received) by the Company from the Transferor during the period commencing on the Monthly Purchase Report Date immediately preceding such Monthly Purchase Report Date to (but not including) such Monthly Purchase Report Date (in the case of each subsequent Purchase Report); and

(c)                                  the calculations of reductions of the Purchase Price for any Receivables as provided in Section 3.3(a) and (b).

SECTION 2.2  Calculation of Purchase Price.  The “Purchase Price” to be paid to the Transferor for the Receivables that are purchased hereunder from the Transferor shall be determined in accordance with the following formula:

PP	=	OB x FMVD

where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=

Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one divided by (b) the sum of (i) one, plus (ii) the product of (A) the Prime Rate on such Payment Date, and (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the last Business Day of the calendar month next preceding such Payment Date) and the denominator of which is 365.

“Payment Date” means (i) the Closing Date and (ii) each Business Day thereafter that the Transferor is open for business.

“Prime Rate” means a per annum rate equal to the “Prime Rate” as published in the “Money Rates” section of The Wall Street Journal or if such information ceases to be published in The Wall Street Journal, such other publication as determined by the Administrator in its sole discretion.

ARTICLE III
PAYMENT OF PURCHASE PRICE

SECTION 3.1  Contribution of Receivables and Initial Purchase Price Payment.

(a)                                 Contribution of Receivables.  On February 3, 2006, ACI contributed to the capital of the Company either or a combination of (i) Receivables and Related Rights consisting of each Receivable of ACI that existed and was owing to ACI on February 3, 2006, beginning with the oldest of such Receivables and continuing chronologically thereafter and/or (ii) cash or other assets, in either case, such that the aggregate outstanding balance of all equity held by the Transferor in the Company, after giving effect to such contribution, was equal to $5,500,000.

(b)                                 Company Note.  On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to the Transferor the Purchase Price for the purchases to be made from the Transferor from time to time (i) partially in cash (to the extent that the Company has available cash) and (ii) partially by issuing a promissory note in the form of Exhibit B to the Transferor (such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, collectively referred to herein as the “Company Note”).

SECTION 3.2  Purchase Price Payments; Letters of Credit.  (a) On each Payment Date from and after the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to the Transferor the Purchase Price for the Receivables sold or purported to be sold by an Originator to the Transferor pursuant to the Purchase and Sale Agreement and for the Receivables generated by the Transferor on such Payment Date:

(i)                                     First, in cash to the extent the Company has cash available therefor and such payment is not prohibited under the Receivables Purchase Agreement and/or, if requested by Transferor and permitted under the Receivables Purchase Agreement, by causing the LC Bank to issue one or more Letters of Credit in accordance with this Section 3.2 and on the terms and subject to the conditions of this Article III and the Receivables Purchase Agreement; and

(ii)                                  Second, to the extent any portion of the Purchase Price remains unpaid, the principal amount outstanding under the Company Note shall be automatically increased by an amount equal to such remaining Purchase Price.

The Servicer shall make all appropriate record keeping entries with respect to the Company Note to reflect the foregoing payments and reductions made pursuant to Section 3.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, the Company Note at any time.  The Transferor hereby irrevocably authorizes the Servicer to mark the Company Note “CANCELED” and to return the Company Note to the Company upon the final payment thereof after the occurrence of the Sale and Contribution Termination Date.

(b)                                 The Transferor may request that the Purchase Price for Receivables sold on a Payment Date be paid by the Company by procuring the issuance of a Letter of Credit by the LC Bank.  Upon the request of the Transferor, and on the terms and conditions for issuing Letters of Credit under the Receivables Purchase Agreement (including any limitations therein on the amount of any such issuance and/or whether such issuance is permitted), the Company agrees to cause the LC Bank to issue, on the Payment Dates specified by the Transferor, Letters of Credit in favor of one or more beneficiaries selected by the Transferor, with the consent of the Company.  The aggregate stated amount of the Letters of Credit being issued on any Payment Date on behalf of the Transferor shall constitute a credit against the aggregate Purchase Price otherwise payable by the Company to the Transferor on such Payment Date.  In the event that the Transferor requests that any purchases be paid for in whole and/or in part by the issuance of a Letter of Credit, the Transferor shall on a timely basis provide the Company with such information as is necessary for the Company to obtain such Letter of Credit from the LC Bank.  The Transferor shall have no reimbursement obligations in respect of any Letter of Credit.  To the extent that the aggregate stated amount of the Letters of Credit being issued on any Payment Date exceeds the aggregate Purchase Price payable by the Company to the Transferor on such Payment Date, such excess shall be deemed to be (i) a reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the Company Note payable to the Transferor, to the extent the outstanding principal balance (and accrued interest) is greater than such excess and/or (ii) a reduction in the Purchase Price payable on the Payment Dates immediately following the date any such Letter of Credit is issued.  In the event that any Letter of Credit issued in partial payment of any Purchase Price hereunder (i) expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, (ii) has its stated amount decreased (for a reason other than a drawing having been made thereunder) or (iii) the Company’s Reimbursement Obligation in respect thereof is reduced for any reason other than by virtue of a payment made in respect of a drawing thereunder, then an amount equal to such undrawn amount or such reduction, as the case may be, shall either be paid in cash to the Transferor on the next Payment Date or, if the Company does not then have cash available therefor, shall be deemed to be added to the outstanding principal balance of the Company Note issued to the Transferor.

(c)                                  The Transferor agrees to be bound by the terms of each Letter of Credit Application referenced in the Receivables Purchase Agreement and that each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the LC Bank or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the LC Bank, as determined by the LC Bank, in each case subject to the terms and conditions set forth in the Receivables Purchase Agreement.

SECTION 3.3  Settlement as to Specific Receivables and Dilution.

(a)                                 If (i) on the day of purchase or contribution of any Receivable from the Transferor hereunder, any of the representations or warranties set forth in Sections 5.10, 5.15 and 5.17 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of the Transferor or any Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.10, 5.15 and 5.17 is no longer true with respect to such Receivable on such subsequent date (without giving effect to any reference to the date of sale, creation, purchaser or contribution of such Receivable in such representation or warranty), then the Purchase Price (or in the case of a Contributed Receivable the Outstanding Balance of such Receivable (the “Contributed Value”)), with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to the Transferor as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to the Transferor.

(b)                                 If, on any day, the Outstanding Balance of any Receivable (including any Contributed Receivable) purchased or contributed hereunder is reduced or adjusted as a result of any revision, cancellation, allowance, rebate, defective, rejected, returned, repossessed or foreclosed goods or services, or any discount or other adjustment made by the Transferor, any Originator, the Company or the Servicer or any setoff, netting of obligations or dispute between the Transferor, any Originator or the Servicer and an Obligor, as indicated on the books of the Company (or, for periods prior to the Closing Date, the books of the Transferor), then the Purchase Price or Contributed Value, as the case may be, with respect to such Receivable shall be reduced by the amount of such net reduction and shall be accounted to the Transferor as provided in clause (c) below.

(c)                                  Any reduction in the Purchase Price or Contributed Value of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from the Transferor hereunder; provided, however if there have been no purchases of Receivables from the Transferor (or insufficiently large purchases of Receivables) to create a Purchase Price sufficient to so apply such credit against, the amount of such credit:

(i)                                     to the extent of any outstanding principal balance under the Company Note payable to the Transferor, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Company Note payable to the Transferor; and

(ii)                                  after making any deduction pursuant to clause (i) above, shall be paid in cash to the Company by the Transferor in the manner and for application as described in the following proviso;

provided, further, that at any time (y) when a Termination Event or an Unmatured Termination Event exists under the Receivables Purchase Agreement or (z) on or after the Sale and Contribution Termination Date, the amount of any such credit shall be paid by the Transferor to the Company by deposit in immediately available funds into a Lock-Box Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

SECTION 3.4  Reconveyance of Receivables.  In the event that the Transferor has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable to the Transferor, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.

ARTICLE IV
CONDITIONS OF PURCHASES

SECTION 4.1  Conditions Precedent to Initial Purchase.  The initial purchase hereunder is subject to the condition precedent that the Company and the Administrator (as the total assignee of the Company) shall have received, on or before the Closing Date, the following, each

(unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Company and the Administrator (as the total assignee of the Company):

(a)                                 A copy of the resolutions of the board of directors or managers of the Transferor approving the Transaction Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Transferor;

(b)                                 Good standing certificates for the Transferor issued as of a recent date acceptable to the Company and the Administrator (as the total assignee of the Company) by the Secretary of State of the jurisdiction of the Transferor’s organization;

(c)                                  A certificate of the Secretary or Assistant Secretary of the Transferor certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Company and the Administrator (as the total assignee of the Company) may conclusively rely until such time as the Servicer, the Company and the Administrator (as the total assignee of the Company) shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d)                                 The certificate or articles of incorporation or other organizational document of the Transferor (including all amendments and modifications thereto) duly certified by the Secretary of State of the jurisdiction of the Transferor’s organization as of a recent date, together with a copy of the by-laws of the Transferor, each duly certified by the Secretary or an Assistant Secretary of the Transferor;

(e)                                  Completed UCC search reports, dated the Closing Date or no earlier than 30 days prior thereto, listing the financing statements filed in all applicable jurisdictions that name any Originator, Transferor or the Company, as debtor, together with copies of such other financing statements, and similar search reports with respect to judgment liens, federal tax liens and liens of the Pension Benefit Guaranty Corporation in such jurisdictions, as the Administrator may reasonably request, showing no Adverse Claims on any Pool Assets other than any security interests that are released as of the Closing Date pursuant to the Confirmation Order or the Plan of Reorganization;

(f)                                   Favorable opinions, addressed to the Administrator, each Purchaser Agent and each Purchaser, in form and substance reasonably satisfactory to the Administrator, of external counsel for the Transferor, covering such matters as the Administrator may reasonably request, including, without limitation, (i) certain Delaware corporate and no conflict matters, (ii) certain organizational and New York enforceability matters, certain bankruptcy matters and (iii) certain UCC creation and Delaware perfection matters;

(g)                                  Evidence (i) of the execution and delivery by each of the parties thereto of each of the other Transaction Documents to be executed and delivered in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company’s and the Administrator’s (as the total assignee of the Company) satisfaction; and

(h)                                 A copy of the Confirmation Order that has not been modified or amended (except for modifications or amendments approved by the Administrator and the Majority Purchaser Agents).

SECTION 4.2  Certification as to Representations and Warranties.  The Transferor, by accepting the Purchase Price related to each purchase of Receivables generated or otherwise acquired by the Transferor, shall be deemed to have certified that the representations and warranties contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF THE TRANSFEROR

In order to induce the Company to enter into this Agreement and to make purchases hereunder, the Transferor hereby represents and warrants that each representation and warranty concerning it or the Receivables sold or contributed by it hereunder, that is contained in the Receivables Purchase Agreement is true and correct, and hereby makes as of the Closing Date the representations and warranties set forth in this Article V.

SECTION 5.1  Existence and Power.  The Transferor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, and upon the entry by the Bankruptcy Court of the Confirmation Order, has all power and authority and all governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is conducted except if failure to have such licenses, authorizations, consents or approvals would not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2  Company and Governmental Authorization, Contravention.  The execution, delivery and performance by the Transferor of this Agreement (i) are within the Transferor’s company powers, have been duly authorized by all necessary company action, require no action by or in respect of, or filing with (other than the filing of the UCC financing statements and continuation statements contemplated hereunder), any governmental body, agency or official, (ii) other than as would not reasonably be expected to result in a Material Adverse Effect, do not contravene, or constitute a default under, any provision of Applicable Law or of the organizational documents of the Transferor or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Transferor and (iii) do not result in the creation or imposition of any Adverse Claim on assets of the Transferor or any of its Subsidiaries.

SECTION 5.3  Binding Effect of Agreement.  This Agreement and each of the other Transaction Documents to which it is a party constitutes the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity, regardless of whether enforceability is considered in a proceeding in equity or at law.

SECTION 5.4  Accuracy of Information.  All information heretofore furnished in writing by the Transferor to the Company or the Administrator pursuant to or in connection with this Agreement or any other Transaction Document or any transaction contemplated hereby or thereby is, and all such information hereafter furnished by the Transferor to the Company or the Administrator in writing pursuant to this Agreement or any Transaction Document will be, taken as a whole, true and accurate in all material respects on the date such information is stated or certified.

SECTION 5.5  Actions, Suits.  There are no actions, suits or proceedings pending or, to the best of the Transferor’s knowledge, threatened against or affecting the Transferor or any of its Affiliates or their respective properties, in or before any court, arbitrator or other body, which could reasonably be expected to have a Material Adverse Effect.

SECTION 5.6  Taxes.  The Transferor has filed or caused to be filed all U.S. federal income tax returns and all other material returns, statements, forms and reports for taxes, domestic or foreign, required to be filed by it and has paid all taxes payable by it which have become due or any assessments made against it or any of its property and all other material taxes, fees or other charges imposed on it or any of its property by any Governmental Authority, except to the extent that such taxes are being contested in good faith by appropriate proceedings and for which such reserves or other appropriate provisions, if any, as are required by generally accepted accounting principles shall have been made.

SECTION 5.7  Compliance with Applicable Laws.  The Transferor is in compliance with the requirements of all Applicable Laws and orders of all Governmental Authorities except to the extent that the failure to comply would not reasonably be expected to have a Material Adverse Effect.  In addition, no Receivable sold, contributed or otherwise conveyed hereunder contravenes any Applicable Laws, rules or regulations applicable thereto or to the Transferor in any material respect.

SECTION 5.8  Reliance on Separate Legal Identity.  The Transferor acknowledges that each of the Administrator and the other Secured Parties are entering into the Transaction Documents to which they are parties in reliance upon the Company’s identity as a legal entity separate from the Transferor.

SECTION 5.9  Investment Company.  The Transferor is not required to register as an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended.

SECTION 5.10  Perfection.  Immediately preceding its sale of each Receivable hereunder, the Transferor was the owner of such Receivable sold or purported to be sold, free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment of all of the Transferor’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims. On or before the date hereof and before the sale or purported sale by an Originator to the Transferor under the Purchase and Sale Agreement and before the generation by the Transferor of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Company’s ownership interest in such Receivable against all creditors of and purchasers from the Originators or the Transferor will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.  Each such financing statement, filed with respect to such Receivable as an as-extracted collateral filing, includes a complete and correct description of the real property in all material respects related to such Receivable as extracted collateral, as contemplated by the UCC, and names a record owner of the real property.

SECTION 5.11  Creation of Receivables.  The Transferor has exercised (and has caused each Originator to exercise) at least the same degree of care and diligence in the creation and acquisition of the Receivables sold, contributed or otherwise conveyed to the Transferor under the Purchase and Sale Agreement, in the case of the Originators and sold, contributed or otherwise conveyed to the Company hereunder in the case of the Transferor as it has exercised  in connection with the creation of receivables originated by such Person and not so transferred.

SECTION 5.12  Credit and Collection Policy.  The Transferor has complied (and has caused each Originator to comply) in all material respects with its Credit and Collection Policy in regard to each Receivable sold or contributed to the Transferor under the Purchase and Sale Agreement, in the case of the Originators and sold, contributed or otherwise conveyed to the Company by it hereunder and the related Contract.

SECTION 5.13  Enforceability of Contracts.  Each Contract related to any Receivable sold or contributed by the Transferor hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, without being subject to any defense, deduction, offset or counterclaim and the Transferor has fully performed (and has caused each Originator to fully perform) the obligations under such Contract.

SECTION 5.14  Location and Offices.  As of the Closing Date, the Transferor’s location (as such term is defined in the applicable UCC) is in the state set forth on Schedule I hereto, and such location has not been changed for at least four months before the date hereof.  The office where the Transferor keeps all records concerning the Receivables is located at the address set forth on Schedule II hereto or such other locations of which the Company and the Administrator (as the total assignee of the Company) have been given written notice in accordance with the terms hereof.

SECTION 5.15  Good Title.  Upon the sale or purported sale by an Originator to the Transferor under the Purchase and Sale Agreement and upon the creation or acquisition of each new Receivable sold, contributed or otherwise conveyed or purported to be conveyed hereunder and on the Closing Date for then existing Receivables, the Company shall have a valid and perfected first priority ownership interest in each Receivable sold or contributed to it hereunder, free and clear of any Adverse Claim.

SECTION 5.16  Names.  The Transferor has not used any corporate or company names, tradenames or assumed names other than its name set forth on the signature pages of this Agreement.

SECTION 5.17  Nature of Receivables.  Each Pool Receivable purchased or contributed hereunder and included in the calculation of Net Receivables Pool Balance is, on the date of such purchase or contribution, an Eligible Receivable.

SECTION 5.18  Bulk Sales, Margin Regulations, No Fraudulent Conveyance.  No transaction contemplated hereby requires compliance with or will become subject to avoidance under any bulk sales act or similar law.  No use of funds obtained by an Originator under the Purchase and Sale Agreement or by the Transferor hereunder will conflict with or contravene Regulation T, U or X of the Federal Reserve Board.  No purchase under the Purchase and Sale Agreement or hereunder constitutes a fraudulent transfer or conveyance or avoidable post-petition transfer under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

SECTION 5.19  Effectiveness of Orders.  The Confirmation Order is in full force and effect and has not been vacated or reversed, is not subject to a stay, and has not been modified or amended (other than any amendment or modification approved in writing by the Administrator and the Majority Purchaser Agents).

SECTION 5.20  Solvency.  On the date hereof, and on the date of each purchase or contribution under the Purchase and Sale Agreement and hereunder (both before and after giving effect to such purchase or contribution), each Originator and the Transferor shall be Solvent.

SECTION 5.21  [Reserved.]

SECTION 5.22  Licenses, Contingent Liabilities, and Labor Controversies.

(a)                                 The Transferor has not failed to obtain (and has caused each Originator to obtain) any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its properties or to the conduct of its business, except such failures to have such licenses, permits, franchises or other governmental authorizations that could not reasonably be expected to have a Material Adverse Effect.

(b)                                 There are no labor controversies pending against any Originator or the Transferor that have had (or could reasonably be expected to have) a Material Adverse Effect.

SECTION 5.23  Purchase Price.  Each sale and contribution by the Transferor to Company of an interest in Receivables has been made for “reasonably equivalent value” (as such term is used in Section 548 of the Bankruptcy Code) and not for or on account of “antecedent debt” (as such term is used in Section 547 of the Bankruptcy Code) owed by the Transferor to Company, and is otherwise not subject to avoidance under any provision of the Bankruptcy Code or Applicable Law.

SECTION 5.24  No Material Adverse Effect.  Since the Closing Date, there has been no Material Adverse Effect on the Transferor.

SECTION 5.25  Anti-Money Laundering/International Trade Law Compliance.  No Covered Entity is a Sanctioned Person.  No Covered Entity, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

SECTION 5.26  Mortgages Covering As-Extracted Collateral.  There are no mortgages that are effective as financing statements covering as-extracted collateral that constitutes Pool Assets and that name the Transferor as grantor, debtor or words of similar effect filed or recorded in any jurisdiction.

SECTION 5.27  Reaffirmation of Representations and Warranties by the Transferor.  On each day that a Receivable is sold or purported to be sold by an Originator to the Transferor pursuant to the Purchase and Sale Agreement or is created by the Transferor, and when sold or contributed to the Company hereunder, the Transferor shall be deemed to have certified that all representations and warranties set forth in this Article V are true and correct on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)).

ARTICLE VI
COVENANTS OF THE TRANSFEROR

SECTION 6.1  Affirmative Covenants.  At all times from the date hereof until the Final Payout Date, the Transferor shall:

(a)                                 General Information.  Furnish to the Company and the Administrator such information as the Company or the Administrator may from time to time reasonably request.

(b)                                 Furnishing of Information and Inspection of Records. Furnish to the Company and the Administrator from time to time such information with respect to the Receivables as such Person may reasonably request.  The Transferor will, at the Transferor’s expense, during regular business hours with prior written notice (i) permit the Company or the Administrator, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all books and records relating to the Receivables or other Pool Assets and (B) to visit the offices and properties of the Transferor for the purpose of examining such books and records, and to discuss matters relating to the Receivables, other Related Rights or the Transferor’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors, employees or independent public accountants of the Transferor (provided that representatives of the Transferor are present during such discussions) having knowledge of such matters and (ii)  without limiting the provisions of clause (i) above, during regular business hours, at the Transferor’s expense, upon reasonable prior written notice from the Company or the Administrator, permit certified public accountants or other auditors acceptable to the Administrator to conduct, a review of its books and records with respect to the Receivables; provided, that the Transferor shall only be responsible for the expenses incurred in connection with one (1) review for any calendar year pursuant to this clause (ii), so long as no Termination Event has occurred.

(c)                                  Keeping of Records and Books.  Have and maintain (i) administrative and operating procedures (including an ability to recreate records if originals are destroyed), (ii) adequate facilities, personnel and equipment and (iii) all records and other information reasonably necessary for collection of the Receivables originated by the Transferor (including records adequate to permit the daily identification of each new such Receivable and all Collections of, and adjustments to, each existing such Receivable).  The Transferor will give the Company and the Administrator prior notice of any change in such administrative and operating procedures that causes them to be materially different from the procedures described to the Company and the Administrator on or before the date hereof as the Transferor’s then existing or planned administrative and operating procedures for collecting Receivables.

(d)                                 Performance and Compliance with Receivables and Contracts.  Timely and fully perform and comply (and cause each Originator to timely and fully comply), at its own expense, in all material respects with all provisions, covenants and other promises required to be observed under all Contracts or other documents or agreements related to the Receivables.

(e)                                  Credit and Collection Policy.  Comply (and cause each Originator to comply) in all material respects with its Credit and Collection Policy in regard to each Receivable originated or acquired by it and any related Contract or other related document or agreement.

(f)                                   Receivable Purchase Agreement.  Perform and comply (and cause each Originator to perform and comply) in all material respects with each covenant and other undertaking in the Purchase and Sale Agreement and the Receivables Purchase Agreement that the Company undertakes to cause the Originators or the Transferor to perform, subject to any applicable grace periods, if any, for such performance provided for in such agreements.

(g)                                  Preservation of Existence.  Preserve and maintain (and cause each Originator to preserve and maintain) its existence as a corporation or limited liability company, as applicable, and all rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing as a foreign corporation or limited liability company, as applicable, in each jurisdiction where the failure to preserve and maintain such existence, rights, franchises, privileges and qualification could reasonably be expected to have a Material Adverse Effect.

(h)                                 Location of Records.  Keep (and cause each Originator to keep) its location (as such term is defined in the applicable UCC), and the office where it keeps its records concerning or related to Receivables, at the address(es) referred to in the Purchase and Sale Agreement, in the case of the Originators and in  Schedule I or Schedule II, respectively, in the case of the Transferor or at such other locations in jurisdictions where all action required by Section 7.3 shall have been taken and completed; provided that the Transferor shall promptly (and in any event prior to the date that is 30 days after any such change in location) give (or shall cause the relevant Originator to give) to the Company and the Administrator (as the assignee of the Company) written notice of any such change in location.

(i)                                     Data Records.  Place and maintain on its summary master control data processing records the following legend (or the substantive equivalent thereof):  “THE RECEIVABLES DESCRIBED HEREIN HAVE BEEN SOLD TO ARCH RECEIVABLE COMPANY, LLC PURSUANT TO A SECOND AMENDED AND RESTATED SALE AND CONTRIBUTION AGREEMENT, DATED AS OF OCTOBER 5, 2016, BETWEEN ARCH RECEIVABLE COMPANY, LLC AND ARCH COAL, INC.; AND AN INTEREST IN THE RECEIVABLES DESCRIBED HEREIN HAS BEEN GRANTED TO PNC BANK, NATIONAL ASSOCIATION, FOR THE BENEFIT OF THE SECURED PARTIES UNDER THE THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, DATED AS OF OCTOBER 5, 2016, AMONG ARCH RECEIVABLE COMPANY, LLC, ARCH COAL SALES COMPANY, INC., AS INITIAL SERVICER, THE VARIOUS CONDUIT PURCHASERS, RELATED COMMITTED PURCHASERS, LC PARTICIPANTS AND PURCHASER AGENTS FROM TIME TO TIME PARTY THERETO AND PNC BANK, NATIONAL ASSOCIATION, AS ADMINISTRATOR AND AS LC BANK.”

(j)                                    Preservation of Security Interest.  Take (or cause to be taken) any and all action as Company or the Administrator may require to preserve and maintain the perfection and priority of the security interest of the Administrator in the Receivables and Related Rights.

(k)                                 Payments on Receivables, Accounts.  At all times instruct all Obligors to deliver payments on the Pool Receivables to a Lock-Box Account.  The Transferor will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of the Transferor.  If any such payments or other Collections are received by the Transferor, it shall hold such payments in trust for the benefit of the Administrator and the other Secured Parties and promptly (but in any event within two Business Days after receipt) remit such funds into a Lock-Box Account.  The Transferor will cause each Lock-Box Bank to comply with the terms of each applicable Lock-Box Agreement.  The Transferor will not permit the funds other than Collections on Pool Receivables and other Pool Assets to be deposited into any Lock-Box Account.  If such funds are nevertheless deposited into any Lock-Box Account, the Transferor will within two Business Days identify such funds for segregation.  The Transferor will not commingle Collections or other funds to which the Administrator or any other Secured Party is entitled with any other funds.

SECTION 6.2  Reporting Requirements.  From the date hereof until the first day following the Sale and Contribution Termination Date, the Transferor will, unless the Company and the Administrator shall otherwise consent in writing, furnish to the Company and the Administrator:

(a)                                 Sale and Contribution Termination Events.  As soon as possible, and in any event within three (3) Business Days after the Transferor becomes aware of the occurrence of each Purchase and Sale Termination Event, Unmatured Purchase and Sale Termination Event, Sale and Contribution Termination Event or each event which with notice or the passage of time or both would become a Sale and Contribution Termination Event (an “Unmatured Sale and Contribution Termination Event”), a written statement of the chief financial officer, treasurer or other officer of the Transferor describing such Purchase and Sale Termination Event, Unmatured Purchase and Sale Termination Event, Sale and Contribution Termination Event or Unmatured Sale and Contribution Termination Event and the action that the applicable Originator or the Transferor proposes to take with respect thereto, in each case in reasonable detail;

(b)                                 Proceedings.  As soon as possible and in any event within three (3) Business Days after the Transferor becomes aware thereof, written notice of (i) litigation, investigation or proceeding of the type described in Section 5.5 not previously disclosed to the Company and the Administrator which could reasonably be expected to have a Material Adverse Effect, and (ii) all material adverse developments that have occurred with respect to any previously disclosed litigation, proceedings and investigations; and

(c)                                  Other.  Promptly, from time to time, such other information, documents, records or reports respecting the Receivables or the conditions or operations, financial or otherwise, of an Originator, the Transferor as the Company or the Administrator may from time to time reasonably request in order to protect the interests of the Company, the Secured Parties  or the Administrator under or as contemplated by the Transaction Documents.

SECTION 6.3  Negative Covenants.  At all times from the date hereof until the Final Payout Date, the Transferor agrees that, unless the Company and the Administrator shall otherwise consent in writing, it shall not:

(a)                                 Sales, Liens, Etc.  Except as otherwise provided herein or in any other Transaction Document, sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon or with respect to, any Receivable sold, contributed or otherwise conveyed or purported to be sold, contributed or otherwise conveyed hereunder or related Contract or Related Security, or any interest therein, or any Collections thereon, or assign any right to receive income in respect thereof, and shall not permit any Originator to do or cause to be done, any of the foregoing, with respect to Receivables sold, contributed or otherwise conveyed or purported to be sold or otherwise conveyed under the Purchase and Sale Agreement.

(b)                                 Extension or Amendment of Receivables.  Except as otherwise permitted in Section 4.2(a) of the Receivables Purchase Agreement and the applicable Credit and Collection Policy, extend, amend or otherwise modify the terms of any Receivable in any material respect generated or acquired by it that is sold, contributed or otherwise conveyed hereunder, or amend, modify or waive, in any material respect, any term or condition of any

Contract related thereto (which term or condition relates to payments under, or the enforcement of, such Contract), and shall not permit any Originator to do or cause to be done, any of the foregoing, with respect to Receivables sold, contributed or otherwise conveyed or purported to be sold or otherwise conveyed under the Purchase and Sale Agreement.

(c)                                  Change in Business or Credit and Collection Policy.  (i) Make any change in the character of its business or (ii) make any change in its Credit and Collection Policy that could reasonably be expected to have a Material Adverse Effect, in the case of either clause (i) or (ii) above, and shall not permit any Originator to do or cause to be done, any of the foregoing, with respect to Receivables sold, contributed or otherwise conveyed or purported to be sold or otherwise conveyed under the Purchase and Sale Agreement without the prior written consent of the Administrator.  The Transferor shall not make (and shall not permit any Originator to make) any other written change in any Credit and Collection Policy without giving prior written notice thereof to the Administrator.

(d)                                 Receivables Not to be Evidenced by Promissory Notes or Chattel Paper.  Except as otherwise provided in the Receivables Purchase Agreement in regard to servicing, take any action to cause or permit any Receivable generated or acquired by it that is sold or contributed by it hereunder to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC), and shall not permit any Originator to do or cause to be done, any of the foregoing, with respect to Receivables sold, contributed or otherwise conveyed or purported to be sold or otherwise conveyed under the Purchase and Sale Agreement.

(e)                                  Mergers, Acquisitions, Sales, etc.  (i) Be a party to (or permit any Originator to be a party to) any merger, consolidation or other restructuring, except (A) a Permitted Merger or (B) any other merger, consolidation or other restructuring where the Company and the Administrator have each (1) received 10 Business Days’ prior notice thereof, (2) consented in writing thereto, (3) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Company or the Administrator shall request and (4) been satisfied that all other action to perfect and protect the interests of the Company and the Administrator, on behalf of the Secured Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as requested by the Company or the Administrator shall have been taken by, and at the expense of the Transferor (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease whether in one or a series of transactions, all or substantially all of its assets (other than in accordance with the Transaction Documents).

(f)                                   No Change in Name, Identity or Corporate Structure.  Change its name, identity, corporate structure or jurisdiction of organization, in any case, unless the Company and the Administrator have each (1) received prior notice thereof, (2) received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to bankruptcy and UCC matters) as the Company or the Administrator shall request and (3) been satisfied that all other action to perfect and protect the interests of the Company and the Administrator, on behalf of the Secured Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as requested by the Company or the Administrator shall have been taken by, and at the expense of the Transferor (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(g)                                  Lock-Box Banks.  Make (or permit any Originator to make) any changes in instructions to Obligors regarding Collections on Receivables sold or purported to be sold by an Originator to the Transferor pursuant to the Purchase and Sale Agreement or regarding Collections or Receivables sold, contributed or otherwise conveyed by it hereunder or add or terminate any bank as a Lock-Box Bank unless the requirements of Sections 1(f) and (k) of Exhibit IV to the Receivables Purchase Agreement have been met.

(h)                                 Accounting for Purchases.  Account for or treat (whether in financial statements or otherwise) the transactions contemplated by the Purchase and Sale Agreement and hereby in any manner other than as sales of the Receivables and Related Rights by the applicable Originator to the Transferor and the Transferor to the Company, as the case may be.

(i)                                     Transaction Documents.  Enter into, execute, deliver or otherwise become bound after the Closing Date by any agreement, instrument, document or other arrangement that restricts the right of the Transferor to amend, supplement, amend and restate or otherwise modify, or to extend or renew, or to waive any right under, this Agreement or any other Transaction Document, or permit any Originator to do or cause to be done, any of the foregoing.

(j)                                    Company’s Tax Status.  Take or cause any action to be taken that could result in the Company (i) being treated other than as a “disregarded entity” within the meaning of U.S. Treasury Regulation § 301.7701-3 for U.S. federal income tax purposes or (ii) becoming an association taxable as a corporation or a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes.

SECTION 6.4  Substantive Consolidation.  The Transferor hereby acknowledges that this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from the Transferor and its Affiliates.  Therefore, from and after the date hereof, the Transferor shall take all reasonable steps necessary to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of the Transferor and any other Person, and is not a division of the Transferor, its Affiliates or any other Person.  Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, the Transferor shall take such actions as shall be required in order that:

(a)                                 the Transferor shall not be involved in the day to day management of the Company;

(b)                                 the Transferor shall maintain separate corporate records and books of account from the Company and otherwise will observe corporate formalities and have a separate area from the Company for its business (which may be located at the same address as the Company, and, to the extent that it and the Company have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

(c)                                  the financial statements and books and records of the Transferor shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Company’s assets are not available to satisfy the obligations of such affiliate;

(d)                                 except as permitted by the Receivables Purchase Agreement, (i) the Transferor shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Company and (ii) the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Transferor;

(e)                                  all of the Company’s business correspondence and other communications shall be conducted in the Company’s own name and on its own stationery;

(f)                                   the Transferor shall not act as an agent for the Company (other than servicing activities pursuant to the Transaction Documents);

(g)                                  the Transferor shall not conduct any of the business of the Company in its own name;

(h)                                 the Transferor shall not pay any liabilities of the Company out of its own funds or assets;

(i)                                     the Transferor shall maintain an arm’s-length relationship with the Company;

(j)                                    the Transferor shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;

(k)                                 the Transferor shall not acquire obligations of the Company;

(l)                                     the Transferor shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company, including, without limitation, shared office space;

(m)                             the Transferor shall identify and hold itself out as a separate and distinct entity from the Company;

(n)           the Transferor shall correct any known misunderstanding respecting its separate identity from the Company;

(o)           the Transferor shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party;

(p)           the Transferor shall not pay the salaries of the Company’s employees, if any; and

(q)           to the extent not already covered in paragraphs (a) through (p) above, the Transferor shall comply and/or act in accordance with all of the other separateness covenants set forth in Section 3 of Exhibit IV to the Receivables Purchase Agreement.

ARTICLE VII
ADDITIONAL RIGHTS AND OBLIGATIONS
IN RESPECT OF RECEIVABLES

SECTION 7.1  Rights of the Company.   The Transferor hereby authorizes the Company, the Servicer or their respective designees or assignees under the Receivables Purchase Agreement (including, without limitation, the Administrator) to take any and all steps in the Transferor’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of the Transferor on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment.

SECTION 7.2  Responsibilities of the Transferor.  Anything herein to the contrary notwithstanding:

(a)           Collection Procedures.  The Transferor agrees to direct its respective Obligors to make payments of Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder directly to the relevant Lock-Box Account at a Lock-Box Bank.  The Transferor further agrees to transfer any Collections of Receivables sold or purported to be sold by an Originator to the Transferor pursuant to the Purchase and Sale Agreement or sold or conveyed by it hereunder that it receives directly to a Lock-Box Account within two (2) Business Days of receipt thereof, and agrees that all such Collections shall be deemed to be received in trust for the Company and the Administrator (for the benefit of the Secured Parties).

(b)           The Transferor shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve the Transferor from such obligations.

(c)           None of the Company, the Servicer, the Secured Parties or the Administrator shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Secured Parties or the Administrator be obligated to perform any of the obligations of an Originator or the Transferor thereunder.

(d)           The Transferor hereby grants to the Administrator an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of a Sale and Contribution Termination Event or a Termination Event to take in the name of the Transferor all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by the Transferor or transmitted or received by the Company (whether or not from the Transferor) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Rights.

SECTION 7.3  Further Action Evidencing Purchases.  The Transferor agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer or the Administrator may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document.  Without limiting the generality of the foregoing, upon the request of the Company or the Administrator, the Transferor will (and will cause each Originator to):

(a)           execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate; and

(b)           on the Closing Date and from time to time, if requested thereafter, mark the master data processing records that evidence or list such Receivables and related Contracts with the legend set forth in Section 6.1(i).

The Transferor hereby authorizes the Company or its designee (including, without limitation, the Administrator) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of the Transferor, relative to all or any of the Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder and Related Rights now existing or hereafter sold or purported to be sold by an Originator to the Transferor pursuant to the Purchase and Sale Agreement or generated by the Transferor.  If the Transferor fails to perform any of its agreements or obligations under this Agreement, the Company or its designee (including, without limitation, the Administrator) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee (including, without limitation, the Administrator) incurred in connection therewith shall be payable by the Transferor.

SECTION 7.4  Application of Collections.  Any payment by an Obligor in respect of any indebtedness owed by it to any Originator or the Transferor shall, except as otherwise specified by such Obligor or required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrator) or the Administrator, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder before being applied to any other indebtedness of such Obligor.

SECTION 7.5  Performance of Obligations.  The Transferor shall (i) perform all of its obligations under the Contracts related to the Receivables generated or acquired by the Transferor to the same extent as if interests in such Receivables had not been transferred hereunder, and the exercise by the Company or the Administrator of its rights hereunder shall not relieve Transferor from any such obligations and (ii) pay when due any taxes, including, without limitation, any sales taxes payable in connection with the Receivables generated or acquired by the Transferor and their creation and satisfaction.

ARTICLE VIII
SALE AND CONTRIBUTION TERMINATION EVENTS

SECTION 8.1  Sale and Contribution Termination Events.  Each of the following events or occurrences described in this Section 8.1 shall constitute a “Sale and Contribution Termination Event”:

(a)           The Facility Termination Date (as defined in the Receivables Purchase Agreement) shall have occurred; or

(b)           The Transferor shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall remain unremedied for two (2) Business Days; or

(c)           Any representation or warranty made or deemed to be made by the Transferor (or any of its officers) under or in connection with this Agreement, any other Transaction Documents to which it is a party, or any other information or report delivered pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered, and shall remain incorrect or untrue for ten (10) Business Days; or

(d)           The Transferor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Transaction Document to which it is a party on its part to be performed or observed and such failure shall continue for thirty (30) days after the earlier of the Transferor’s knowledge or notice thereof.

SECTION 8.2  Remedies.

(a)           Optional Termination.  Upon the occurrence of a Sale and Contribution Termination Event, the Company shall have the option, by notice to the Transferor (with a copy to the Administrator), to declare the Purchase Facility as terminated.

(b)           Remedies Cumulative.  Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.

ARTICLE IX
INDEMNIFICATION

SECTION 9.1  Indemnities by the Transferor.  Without limiting any other rights which the Company may have hereunder or under Applicable Law, the Transferor hereby agrees to indemnify the Company and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Sale and Contribution Indemnified Party”), forthwith on demand, from and against any and all damages, losses, claims, judgments, liabilities and related costs and expenses, including reasonable attorneys’ fees and disbursements (all of the foregoing being collectively called “Sale and Contribution Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of the Transferor to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Sale and Contribution Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom; excluding, however, (i) Sale and Contribution Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of such Sale and Contribution Indemnified Party and (ii) any indemnification which has the effect of recourse for non-payment of the Receivables due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor.  Without limiting the foregoing, and subject to the exclusions set forth in the preceding sentence, the Transferor shall indemnify each Sale and Contribution Indemnified Party for Sale and Contribution Indemnified Amounts relating to or resulting from:

(a)           the transfer by the Transferor of an interest in any Receivable to any Person other than the Company;

(b)           the breach of any representation or warranty made by the Transferor (or any of its officers) under or in connection with this Agreement or any other Transaction Document, or any information or report delivered by the Transferor pursuant hereto or thereto, which shall have been false or incorrect when made or deemed made;

(c)           the failure by the Transferor to comply with any Applicable Law with respect to any Receivable generated by the Transferor sold, contributed or otherwise transferred or purported to be transferred hereunder or the related Contract, or the nonconformity of any Receivable generated or acquired by the Transferor sold, contributed or otherwise transferred or purported to be transferred hereunder or the related Contract with any such Applicable Law;

(d)           the failure by the Transferor to vest and maintain vested in the Company an ownership interest in the Receivables generated or acquired by the

Transferor sold, contributed or otherwise transferred or purported to be transferred hereunder free and clear of any Adverse Claim;

(e)           the failure to file, or any delay in filing, by the Transferor financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Receivables or purported Receivables generated or acquired by the Transferor sold, contributed or otherwise transferred or purported to be transferred hereunder, whether at the time of any purchase or contribution or at any subsequent time to the extent required hereunder;

(f)            any dispute, claim, offset or defense (other than discharge in bankruptcy or similar insolvency proceeding of an Obligor or other credit related reasons) of the Obligor to the payment of any Receivable or purported Receivable generated or acquired by the Transferor sold, contributed or otherwise transferred or purported to be transferred hereunder (including, without limitation, a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the services related to any such Receivable or the furnishing of or failure to furnish such services;

(g)           any product liability claim arising out of or in connection with the products or services that are the subject of any Receivable generated or acquired by the Transferor;

(h)           any tax or governmental fee or charge, all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including the reasonable fees and expenses of counsel in defending against the same, which are required to be paid by reason of the purchase or ownership of the Receivables generated by the Transferor or any Related Security connected with any such Receivables, including any amounts paid or payable by the Company under Sections 1.10 and 3.1 of the Receivables Purchase Agreement and any taxes imposed on the Company’s income, capital, or revenue, and any liability of the Company attributable to taxes of any Person as a transferee or successor, by contract, operation of Applicable Law or otherwise;

(i)            any failure of Transferor to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Receivable;

(j)            the commingling (other than as a result of actions taken by the Administrator, any Purchaser Agent or any Purchaser) of Collections of Receivables at any time with other funds;

(k)           any setoff with respect to any Receivable;

(l)            the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(m)          any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Receivable or any Related Rights;

(n)           any claim brought by any Person other than a Sale and Contribution Indemnified Party arising from any activity by Transferor or any Affiliate of Transferor in servicing, administering or collecting any Receivable;

(o)           any failure by Transferor to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document; and

(p)           any action taken by the Administrator as attorney-in-fact for Transferor pursuant to this Agreement or any other Transaction Document.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Sale and Contribution Indemnified Party or is insufficient to hold such Sale and Contribution Indemnified Party harmless, then the Transferor shall contribute to the amount paid or payable by such Sale and Contribution Indemnified Party to the maximum extent permitted under Applicable Law.

ARTICLE X
MISCELLANEOUS

SECTION 10.1  Amendments, etc.

(a)           The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and the Transferor, with the prior written consent of the Administrator.

(b)           No failure or delay on the part of the Company, the Servicer, the Transferor, the Administrator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No notice to or demand on the Company, the Servicer or the Transferor in any case shall entitle it to any notice or demand in similar or other circumstances.  No waiver or approval by the Company, the Administrator or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions.  No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)           The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2  Notices, etc.  All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing address or electronic mail address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrator, at its address for notice pursuant to the Receivables Purchase Agreement.  All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3  No Waiver; Cumulative Remedies.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.  Without limiting the foregoing, the Transferor hereby authorizes the Company, the Administrator and each Purchaser (each, a “Set-off Party”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of the Transferor to such Set-off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of the Transferor; provided that such Set-off Party shall notify the Transferor promptly following such set-off; provided further, that no Set-off Party shall exercise any setoff against the Transferor pursuant to this Agreement with respect to any deposits of the Transferor held by such Set-off Party, if such exercise is in contravention of any deposit account control agreement or other similar agreement with the Transferor that is then in effect and to which such Set-off Party is a party in the capacity of the bank maintaining the Transferor’s relevant account.

SECTION 10.4  Binding Effect; Assignability.  This Agreement shall be binding upon and inure to the benefit of the Company and the Transferor and its successors and permitted assigns including any trustee or other representative of the bankruptcy estate of the Transferor.  The Transferor may not assign any of its rights hereunder or any interest herein without the prior written consent of the Company and the Administrator.  This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.  The rights and remedies with respect to any breach of any representation and warranty made by the Transferor pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5  Governing Law.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE VALIDITY OR PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 10.6  Costs, Expenses and Taxes.  In addition to the obligations of the Transferor under Article IX, the Transferor agrees to pay on demand:

(a)           to the Company (and any successor and permitted assigns thereof) all reasonable costs and expenses incurred by such Person in connection with the enforcement of this Agreement and the other Transaction Documents; and

(b)           all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Sale and Contribution Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7  SUBMISSION TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY (a) SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK OR THE FEDERAL COURT OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT; (b) AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH STATE OR UNITED STATES FEDERAL COURT; (c) WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO SUCH PERSON AT ITS ADDRESS SPECIFIED IN SECTION 10.2; AND (e) AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.  NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE COMPANY’S RIGHT TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING ANY ACTION OR PROCEEDING AGAINST THE TRANSFEROR OR ITS PROPERTY IN THE COURTS OF ANY OTHER JURISDICTIONS.

SECTION 10.8  WAIVER OF JURY TRIAL.  EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT (a) ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY AND (b) ANY PARTY HERETO (OR ANY ASSIGNEE OR THIRD PARTY BENEFICIARY OF THIS AGREEMENT) MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF

ANY OTHER PARTY OR PARTIES HERETO TO WAIVER OF ITS OR THEIR RIGHT TO TRIAL BY JURY.

SECTION 10.9  Captions and Cross References; Incorporation by Reference.  The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.  References in this Agreement to any underscored Section or Exhibit are to such Section or Exhibit of this Agreement, as the case may be.  The Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10  Execution in Counterparts.  This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement.

SECTION 10.11  Acknowledgment and Agreement.  By execution below, the Transferor expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company to the Administrator (for the benefit of the Secured Parties) pursuant to the Receivables Purchase Agreement, and the Transferor irrevocably consents to such assignment.  Each of the parties hereto acknowledges and agrees that the Administrator and each of the other Secured Parties are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which the Transferor is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of a Termination Event under the Receivables Purchase Agreement, the Administrator, and not the Company, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.12  No Proceeding.  The Transferor hereby agrees that it will not institute, or join any other Person in instituting, against the Company any Insolvency Proceeding for at least one year and one day following the Final Payout Date.  The Transferor further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount in respect of the Company Note or otherwise to the Transferor pursuant to this Agreement unless the Company has received funds which may, subject to Section 1.4 of the Receivables Purchase Agreement, be used to make such payment.  Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Company by the Transferor for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied.  The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13  Limited Recourse.  Except as explicitly set forth herein, the obligations of the Company under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Company.  No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company.  The agreements in this Section 10.13 shall survive any termination of this Agreement.

SECTION 10.14  Severability.  Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.15  Amendment and Restatement.  This Agreement amends and restates in its entirety, as of the date hereof, the Amended and Restated Sale and Contribution Agreement, dated as of January 13, 2016, among the parties hereto (as amended, the “Original SCA”).  Upon the effectiveness of this Agreement in accordance with its terms, the terms and provisions of the Original SCA shall, subject to this paragraph, be superseded hereby in their entirety.  Notwithstanding the foregoing and for the avoidance of doubt, (a) all indemnification obligations of the Transferor under the Original SCA shall survive this Agreement, (b) all sales and contributions of Receivables and Related Rights under the Original SCA by the Transferor to the Company are hereby ratified and confirmed and shall survive this Agreement and (c) the security interests granted by the Transferor pursuant to the Original SCA shall remain in full force and effect and shall survive this Agreement as security for all obligations of the Transferor under the Original SCA until such obligations have been finally and fully paid and performed. Upon the effectiveness of this Agreement, each reference to the Original SCA in any other document, instrument or agreement shall mean and be a reference to this Agreement. Nothing contained herein, unless expressly herein stated to the contrary, is intended to amend, modify or otherwise affect any other instrument, document or agreement executed and or delivered in connection with the Original SCA.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ARCH COAL, INC.

By:	/s/ Robert G. Jones
Name:	Robert G. Jones
Title:	Senior Vice President — Law, General Counsel and Secretary

Address:	One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

Attention:	Robert G. Jones
Telephone:	314-994-2716
Facsimile:	314-994-2736
Email:	bjones@archcoal.com

ARCH RECEIVABLE COMPANY, LLC

By:	/s/ Robert G. Jones
Name:	Robert G. Jones
Title:	Senior Vice President — Law, General Counsel and Secretary

Address:	One CityPlace Drive, Suite 300
St. Louis, Missouri 63141

Attention:	Robert G. Jones
Telephone:	314-994-2716
Facsimile:	314-994-2736
Email:	bjones@archcoal.com

S-1

Schedule I

LOCATION OF THE TRANSFEROR

Delaware

I-1

Schedule II

LOCATION OF BOOKS AND RECORDS OF THE TRANSFEROR

Arch Coal, Inc.

One CityPlace Drive, Suite 300

St. Louis, Missouri 63141

II-1

Exhibit A

FORM OF PURCHASE REPORT

Transferor:	Arch Coal, Inc.

Purchaser:	Arch Receivable Company, LLC

Payment Date:

1.	Outstanding Balance of Receivables Purchased:

2.	Fair Market Value Discount:

1/ (1 + [Prime Rate x Days’ Sales Outstanding])
365

Where:

Prime Rate =

Days’ Sales Outstanding =

3.	Purchase Price (1 x 2) = $

A-1

Exhibit B

COMPANY NOTE

New York, New York
[           ], 2016

FOR VALUE RECEIVED, the undersigned, ARCH RECEIVABLE COMPANY, LLC, a Delaware limited liability company (the “Company”), promises to pay to ARCH COAL, INC., a Delaware corporation (the “Transferor”), on the terms and subject to the conditions set forth herein and in the Sale and Contribution Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Company from the Transferor pursuant to such Sale and Contribution Agreement, as such unpaid Purchase Price is shown in the records of Servicer.

1.             Sale and Contribution Agreement.  This Company Note is the Company Note described in, and is subject to the terms and conditions set forth in, that certain Second Amended and Restated Sale and Contribution Agreement dated as of October 5, 2016 (as the same may be amended, supplemented, amended and restated or otherwise modified in accordance with its terms, the “Sale and Contribution Agreement”), between the Company and the Transferor.  Reference is hereby made to the Sale and Contribution Agreement for a statement of certain other rights and obligations of the Company and the Transferor.

2.             Definitions.  Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Sale and Contribution Agreement and in Exhibit I to the Receivables Purchase Agreement (as defined in the Sale and Contribution Agreement).  In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.

“Final Maturity Date” means the Payment Date immediately following the date that falls one year and one day after the Facility Termination Date.

“Interest Period” means the period from and including a Payment Date (or, in the case of the first Interest Period, the date hereof) to but excluding the next Payment Date.

“Senior Interests” means, collectively, (i) all accrued Discount on the Purchased Interest, (ii) the fees referred to in Section 1.5 of the Receivables Purchase Agreement, (iii) all amounts payable pursuant to Sections 1.7, 1.8, 1.19 or 5.4 of the Receivables Purchase Agreement, (iv) the Capital and (v) all other obligations of the Company and the Servicer that are due and payable, to (a) the Secured Parties, the Administrator and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and

(b) any Indemnified Party or Affected Person arising in connection with the Receivables Purchase Agreement, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest and Discount accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.

“Senior Interest Holders” means, collectively, the Secured Parties, the Administrator and the Indemnified Parties and Affected Persons.

“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.

“Telerate Screen Rate” means, for any Interest Period, the rate for thirty day commercial paper denominated in Dollars which appears on Page 1250 of the Dow Jones Telerate Service (or such other page as may replace that page on that service for the purpose of displaying Dollar commercial paper rates) at approximately 9:00 a.m., New York City time, on the first day of such Interest Period.

3.             Interest.  Subject to the Subordination Provisions set forth below, the Company promises to pay interest on this Company Note as follows:

(a)           Prior to the Final Maturity Date, the aggregate unpaid Purchase Price from time to time outstanding during any Interest Period shall bear interest at a rate per annum equal to the Telerate Screen Rate for such Interest Period, as determined by the Servicer; and

(b)           From (and including) the Final Maturity Date to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate per annum equal to the rate of interest publicly announced from time to time by PNC Bank, National Association, as its “base rate”, “reference rate” or other comparable rate, as determined by the Servicer.

4.             Interest Payment Dates.  Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Company Note on each Payment Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Payment Date at the time of such principal payment.

5.             Basis of Computation.  Interest accrued hereunder that is computed by reference to the Telerate Screen Rate shall be computed for the actual number of days elapsed on the basis of a 360-day year, and interest accrued hereunder that is computed by reference to the rate described in paragraph 3(b) of this Company Note shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year.

6.             Principal Payment Dates.  Subject to the Subordination Provisions set forth below, payments of the principal amount of this Company Note shall be made as follows:

(a)           The principal amount of this Company Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Sale and Contribution Agreement; and

(b)           The entire remaining unpaid Purchase Price of all Receivables purchased by the Company from the Transferor pursuant to the Sale and Contribution Agreement shall be paid on the Final Maturity Date.

Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Company Note may be prepaid by, and in the sole discretion of the Company, on any Business Day without premium or penalty.

7.             Payment Mechanics.  All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Article III of the Sale and Contribution Agreement.

8.             Enforcement Expenses.  In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by Applicable Law, the Company agrees to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Transferor in seeking to collect any amounts payable hereunder which are not paid when due.

9.             Subordination Provisions. The Company covenants and agrees, and the Transferor and any other holder of this Company Note (collectively, the Transferor and any such other holder are called the “Holder”), by its acceptance of this Company Note, likewise covenants and agrees on behalf of itself and any holder of this Company Note, that the payment of the principal amount of and interest on this Company Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:

(a)           No payment or other distribution of the Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Company Note except to the extent such payment or other distribution is (i) permitted under Section 1(n) of Exhibit IV to the Receivables Purchase Agreement or (ii) made pursuant to clause (a) or (b) of paragraph 6 of this Company Note;

(b)           In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company other than as permitted by the Sale and Contribution Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Transferor shall be entitled to receive and to retain any payment or distribution in respect of this Company Note.  In order to implement the foregoing:  (i) all payments and distributions of any kind or character in respect of this Company Note to which Holder would be entitled except for this clause (b) shall be made directly to the Administrator (for the benefit of the Senior Interest Holders); (ii) Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Company Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrator (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) Holder hereby irrevocably agrees that Administrator (acting on behalf of the Secured Parties), in the name of Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of Holder relating to this Company Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

(c)           In the event that Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Company Note, other than as expressly permitted by the terms of this Company Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by Holder to the Administrator (for the benefit of the Senior Interest Holders) forthwith.  Holder will mark its books and records so as clearly to indicate that this Company Note is subordinated in accordance with the terms hereof.  All payments and distributions received by the Administrator in respect of this Company Note, to the extent received in or converted into cash, may be applied by the Administrator (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including reasonable attorneys’ fees and legal expenses) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Company Note, and any balance thereof shall, solely as between the Transferor and the Senior Interest Holders, be applied by the Administrator (in the order of application set forth in Section 1.4(d) of the Receivables Purchase Agreement) toward the payment of the Senior Interests; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

(d)           Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Company Note, while any Bankruptcy Proceedings are pending Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash.  If no Bankruptcy Proceedings are pending, Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Company Note) to the extent that any payment arising out of the exercise of such rights would be permitted under Section 1(n) of Exhibit IV to the Receivables Purchase Agreement;

(e)           These Subordination Provisions are intended solely for the purpose of defining the relative rights of Holder, on the one hand, and the Senior Interest Holders on the other hand.  Nothing contained in these Subordination Provisions or elsewhere in this Company Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Interest Holders) and Holder, the Company’s obligation, which is unconditional and absolute, to pay Holder the principal of and interest on this Company Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of Holder and creditors of the Company (other than the Senior Interest Holders);

(f)            Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Company Note or any rights in respect hereof or (ii) convert this Company Note into an equity interest in the Company, unless Holder shall, in either case, have received the prior written consent of the Administrator;

(g)           Holder shall not, without the advance written consent of the Administrator and Secured Parties, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

(h)           If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i)            Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions:  (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

(j)            Holder hereby waives:  (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(k)           Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

(l)            These Subordination Provisions constitute a continuing offer from the holder of this Company Note to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrator may proceed to enforce such provisions on behalf of each of such Persons.

10.          General.  No failure or delay on the part of the Transferor in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right.  No amendment, modification or waiver of, or consent with respect to, any provision of this Company Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons.

11.          Maximum Interest.  Notwithstanding anything in this Company Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”).  If the effective rate of interest which would otherwise be payable under this Company Note would exceed the Highest Lawful Rate, or if the holder of this Company Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Company under this Company Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this Company Note shall be reduced to the amount allowed by Applicable Law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be refunded to the Company.  Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Transferor under this Company Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Transferor (such Highest Lawful Rate being herein called the “Transferor’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Transferor (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Transferor in connection herewith.  If at any time and from time to time (i) the amount of interest payable to the Transferor on any date shall be computed at the Transferor’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Transferor would be less than the amount of interest payable to the Transferor computed at the Transferor’s Maximum Permissible Rate, then the amount of interest payable to the Transferor in respect of such subsequent interest computation period shall continue to be computed at the Transferor’s Maximum Permissible Rate until the total amount of interest payable to the Transferor shall equal the total amount of interest which would have been payable to the Transferor if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

12.          Governing Law.  THIS COMPANY NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

13.          Captions.  Paragraph captions used in this Company Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Company Note.

IN WITNESS WHEREOF, the Company has caused this Company Note to be executed as of the date first written above.

ARCH RECEIVABLE COMPANY, LLC

By:
Name:
Title: